As filed with the Securities and Exchange Commission on September 26, 1997
                                                  Registration No. 33-83736


                SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549



                  POST-EFFECTIVE AMENDMENT NO. 1 TO


                                FORM S-8


                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                     ______________________________


                       TRIGEN ENERGY CORPORATION


            (Exact name of registrant as specified in its charter)


          Delaware                               13-3378939

(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)

 One Water Street
White Plains, New York 10601                          10601

(Address of Principal Executive Offices)           (Zip Code)


                       1994 Stock Incentive Plan
                    1994 Employee Stock Purchase Plan

                        (Full title of the Plan)

                             EUGENE E. MURPHY
                        Vice President, General Counsel
                              and Secretary
                              One Water Street
                         White Plains, New York 10601

                    (Name and address of agent for service)

                               (914) 286-6600


                   (Telephone number, including area code, of
                              agent for service)
                       -------------------------------

                               with copies to:

                             E. WILLIAM BATES, II
                               King & Spalding
                             120 West 45th Street
                            New York, New York 10036
                                 (212) 556-2100

                           -----------------------------

                      EXPLANATORY STATEMENT

  On September 6, 1994, Trigen Energy Corporation (the
"Company") filed a Registration Statement on Form S-8
(Registration No. 33-83736) (the "Registration Statement"), which registered 1,250,000 shares of common stock of the Company, $.01 par value per share, and an indeterminate amount of interests in the 1994 Employee Stock Purchase Plan (the "Plan").

  This Post-Effective Amendment No. 1 to the Registration
Statement on Form S-8 hereby removes from registration the said interests in the Plan.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, State of New York on this 23rd day of September, 1997.

                                       TRIGEN ENERGY CORPORATION


                                       By /s/ Richard E. Kessel
                                       -------------------------
                                            Richard E. Kessel
                                            Director, Executive
                                            Vice President And
                                            Chief Operating Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 23, 1997.

Signature                                  Title

                   *
---------------------------------      Director, President and Chief
     Thomas R. Casten                  Executive Officer (Principal
                                       Executive Officer)

/s/   David H. Kelly
----------------------------------     Vice President - Finance,
      David H. Kelly                   Chief Financial Officer

/s/   Daniel J. Samela
----------------------------------     Controller (Principal
      Daniel J. Samela                 Accounting Officer)

/s/   Richard E. Kessel
----------------------------------     Director, Executive Vice
     Richard E. Kessel                 President, Chief Operating
                                       Officer
                    *
----------------------------------      Director and Chairman of
     George F. Keane                    the Board

----------------------------------      Director
     Philippe Brongniart

----------------------------------      Director
    Dominique Mangin d'Ouince

                    *
----------------------------------      Director
     Patrick Desnos

----------------------------------      Director
     Michel Bleitrach

                    *
----------------------------------      Director
     Francois Faessel

                   *
----------------------------------      Director
     Michel Cassou

                   *
-----------------------------------     Director
     Charles E. Bayless

                   *
-----------------------------------     Director
     Jonathan O'Herron


By:      /s/  Richard E. Kessel
     ------------------------------
         Richard E. Kessel,
         attorney-in-fact